EXHIBIT 99.1

Legacy Housing Corporation Reports Third Quarter 2025 Financial and Operating Results

Legacy Housing’s book value per share rose by 10.2% year-over-year, reﬂecting ongoing ﬁnancial resilience.

BEDFORD, Texas, November 7, 2025 — Legacy Housing Corporation (“Legacy Housing” or the “Company,” Nasdaq: LEGH), a leading manufacturer of community-focused manufactured homes, today announced ﬁnancial results for the third quarter ended September 30, 2025. The Company reported product sales of $28.8 million, a decrease of 4.6% compared to the same period last year. The quarter saw a delivery of 420 ﬂoor sections, down from 475 in the prior-year period, continuing a trend of lower unit volumes with increased net revenue per unit. Despite these challenges, Legacy Housing’s book value per share(1) rose by 10.2% year-over-year, reﬂecting ongoing ﬁnancial resilience.

Following the end of the quarter, Legacy Housing experienced signiﬁcant executive transitions, with the departures of its Chief Executive Oﬃcer, Chief Financial Oﬃcer and General Counsel. The return of founders Kenneth Shipley and Curtis Hodgson has Legacy Housing refocused on both cost discipline and expanding sales opportunities as the year-end approaches.

Curt Hodgson, Executive Chairman, commented: “We are very focused on getting back to basics: providing great value for our customers, controlling costs and delivering profits for our investors.”

The Company held a major industry show in late September that generated enough orders to ensure both Texas manufacturing facilities run at their typical pace of 3 to 4 ﬂoors per day through year-end, a rate exceeding their output for the third quarter. Management views this as evidence of improving sales momentum and a positive step as the Company moves into the ﬁnal months of 2025.

Legacy Housing maintains a robust balance sheet and continues to prioritize operational eﬃciency, with its Texas plants supported by recent order activity. “Legacy homes are taller, wider and better,” said founder and Interim CEO Kenny Shipley. “As part of our Legacy 250 initiative, we continue to push our pace of innovation.”

Conference Call Information

Management will host a conference call to discuss the results at 10:30 a.m., Central time, on Monday, November 10, 2025. To access the conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details.

(1)	Book value per share is a non-GAAP financial measure, and we define book value per share as total stockholders’ equity divided by basic weighted-average common shares outstanding.

About Legacy Housing Corporation

Legacy Housing Corporation is a leading provider of affordable manufactured homes in the United States, with a focus on quality, value and customer service. It builds, sells and finances manufactured homes and “tiny houses” that are distributed through a network of independent retailers and company-owned stores. The Company also sells directly to manufactured housing communities. Legacy Housing is one of the largest producers of manufactured homes in the United States. With current operations focused primarily in the southern United States, we offer our customers an array of quality homes ranging in size from approximately 395 to 2,667 square feet, consisting of 1 to 5 bedrooms, with 1 to 3-1/2 bathrooms. Our homes range in price, at retail, from approximately $33,000 to $180,000. The company’s shares trade on the Nasdaq Global Market under the ticker symbol LEGH.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Legacy Housing undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law. Investors should not place any reliance on any such forward-looking statements.

Media Inquiries

Kira Hovancik, (817) 799-4905
pr@legacyhousingcorp.com